Exhibit 99.1

Axonics Modulation Technologies, Inc. Announces Pricing of

Initial Public Offering of Common Stock

IRVINE, Calif.—(BUSINESS WIRE)—Axonics Modulation Technologies, Inc. (“Axonics”), a medical technology company focused on the design, development and commercialization of innovative and minimally invasive sacral neuromodulation (“SNM”) solutions for the treatment of overactive bladder (“OAB”), fecal incontinence (“FI”), and urinary retention (“UR”), today announced the pricing of its initial public offering of 8,000,000 shares of common stock at an initial public offering price of $15.00 per share, before underwriting discounts and commissions. Axonics has also granted the underwriters a 30-day option to purchase an additional 1,200,000 shares of common stock at the initial public offering price, less underwriting discounts and commissions. All of the shares of common stock are being offered by Axonics.

The shares of Axonics’ common stock have been approved for listing on The Nasdaq Global Select Market and are expected to begin trading under the ticker symbol “AXNX” on October 31, 2018. The offering is expected to close on November 2, 2018, subject to customary closing conditions.

BofA Merrill Lynch and Morgan Stanley are acting as joint book-running managers for the offering. Wells Fargo Securities is acting as lead manager and SunTrust Robinson Humphrey is acting as co-manager for the offering.

A registration statement on Form S-1, including a prospectus, which is preliminary and subject to completion, relating to the offering has been filed with, and declared effective by, the U.S. Securities and Exchange Commission on October 30, 2018. The offering of these shares is being made only by means of a prospectus. Copies of the prospectus may be obtained from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axonics Modulation Technologies, Inc.

Axonics has developed an innovative rechargeable SNM system for the treatment of patients with OAB, FI, and UR. Axonics’ proprietary r-SNM System is designed to be 60% smaller than existing technology and to last approximately 15 years. Axonics currently has marketing approvals in Europe, Canada, and Australia for OAB, FI, and UR.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to Axonics’ proposed initial public offering. Words such as “expects,” “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and no assurance can be given that the proposed initial public offering discussed above will be completed on the terms described.

Completion of the proposed initial public offering and the terms thereof are subject to numerous factors, many of which are beyond the control of Axonics, including, without limitation, failure of customary closing conditions and the risk factors and other matters set forth in the prospectus included in the registration statement in the form last filed with the U.S. Securities and Exchange Commission. Axonics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Axonics’ Contacts

Axonics Modulation Technologies, Inc.

Dan Dearen, +1-949-396-6320

President & Chief Financial Officer

ddearen@axonicsmodulation.com

or

Investor & Media Contact

W2Opure

Matt Clawson, +1-949-370-8500

mclawson@w2ogroup.com